Exhibit 2.2

                    This AMENDMENT AGREEMENT AND CONSENT (this “Amendment Agreement”) dated as of April 11, 2002, to the Recapitalization and Investment Agreement (the “Recapitalization Agreement”) dated as of March 15, 2002, is made and entered into by and among LGB PIKE LLC, a Delaware limited liability company (“Parent”), LGB ACQUISITION CORP., a North Carolina corporation and a wholly owned subsidiary of Parent (“LGB Sub”), PIKE ELECTRIC,INC., a North Carolina corporation (the “Company”), PIKE EQUIPMENT AND SUPPLY COMPANY, a North Carolina corporation and a wholly owned subsidiary of the Company (“Holdings”), PIKE MERGER SUB, INC., a North Carolina corporation and a wholly owned subsidiary of Holdings (“Holdings Sub”), JOE B. PIKE, as the Shareholder Representative, and the shareholders listed on the signature pages hereto, pursuant to Section 9.4 of the Recapitalization Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Recapitalization Agreement.

     WHEREAS the parties hereto are parties to the Recapitalization Agreement and the parties now wish to amend the Recapitalization Agreement effective as of the date hereof;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereby agree as follows:

     SECTION 1. Amendment of the Recapitalization Agreement.

     (a) Section 1.2 of the Recapitalization Agreement is hereby deleted and replaced in its entirety as set forth in Exhibit A

     (b) The definition of “Aggregate Merger Consideration” contained in Section 2.8 of the Recapitalization Agreement shall be revised as follows:

               “Aggregate Merger Consideration” shall be equal to (A) $300,000,000, (B) plus the amount of cash and cash equivalents, if any, on hand held by the Pike Companies as of the Measurement Date and “Recoverable federal and state income taxes” as set forth on the Measurement Date Balance Sheet and determined in accordance with the Balance Sheet Principles (as defined in Section 2.8(b)), (C) less the following:

                    (1) the total amount of principal, interest, fees, expense reimbursements and other amounts owing by the Pike Companies as of the Measurement Date (whether or not then due) under all of their indebtedness for borrowed money, including under the various credit facilities described in Schedule 2.8(a) (the “Credit Facilities”), excluding any amount payable to First Citizens Bank as a prepayment penalty on the mortgage indebtedness described on Schedule 2.8(a) in connection with the prepayment thereof at Closing;

                    (2) the balance of all costs and expenses incurred by the Pike Companies in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of the Company’s attorneys, advisers (including EYCF) and accountants (whether or not then due) that are paid after the Measurement Date or that remain unpaid at Closing;

                    (3) any liability for Taxes with respect to a taxable period or portion thereof ending on or before the Measurement Date (whether or not then due) other than “deferred income taxes” (the “Tax Obligations”);

                    (4) any liabilities for retention bonuses that are paid after the Measurement Date or that remain unpaid at Closing;

                    (5) any amount accrued as a liability under “Insurance Payable,” “Self Insurance Reserves” and “Dividends Payable” on the Measurement Date Balance Sheet;

                    (6) all liabilities of the Pike Companies to current or former shareholders of the Company, in their capacity as such shareholders, arising out of the repurchase by the Company of Company Common Stock prior to Closing; and

                    (7) the Special Adjustment Amount.

     (c) Section 10.7 of the Recapitalization Agreement is hereby deleted and replaced in its entirety as set forth in Exhibit B.

     (d) Exhibit B to the Recapitalization Agreement is deleted and replaced in its entirety as set forth in Exhibit C.

     (e) Exhibit C to the Recapitalization Agreement is hereby deleted and replaced in its entirety as set forth in Exhibit D.

     (f) Exhibit E to the Recapitalization Agreement is hereby deleted and replaced in its entirety as set forth in Exhibit E.

     SECTION 2. Consent. In accordance with the provisions of Section 6.1 of the Recapitalization Agreement, Parent hereby consents and waives compliance with Section 6.1(c) of the Recapitalization Agreement to the extent, but only to the extent, necessary for Holdings to form a new subsidiary, named Pike Equipment and Supply Company of North Carolina, Inc., a North Carolina corporation (“New PESCO”), and issue all the authorized shares of New PESCO to Holdings. The Company and Holdings have taken or shall take all reasonable actions necessary to form New PESCO and consummate the issuance of the shares of New PESCO to Holdings.

     SECTION 3. Recapitalization Agreement. Except as specifically amended hereby, the Recapitalization Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the

Recapitalization Agreement shall be deemed to be a reference to the Recapitalization Agreement as amended hereby.

     SECTION 4. Counterparts. This Amendment Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 5. Governing Law. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED, AND CONSTRUED IN ACCORDANCE WITH, IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     SECTION 6. Validity. The invalidity or unenforceability of any provision of this Amendment Agreement shall not affect the validity or enforceability of any other provisions of this Amendment Agreement, which shall remain in full force and effect.

     SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 11.2 of the Recapitalization Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment Agreement as of the day and year first above written.

LGB PIKE LLC

By: LINDSAY GOLDBERG & BESSEMER L.P., its manager,

By: LINDSAY GOLDBERG & BESSEMER GP L.P., its general partner,

By: LINDSAY GOLDBERG & BESSEMER GP LLC, its general partner,

By:	/s/ Alan E. Goldberg

Name: Alan E. Goldberg
Title: Authorized Signatory

By:	/s/ Robert D. Lindsay

Name: Robert D. Lindsay
Title: Authorized Signatory

LGB ACQUISITION CORP.

By:	/s/ Adam P. Godfrey

Name: Adam P. Godfrey
Title: President

PIKE ELECTRIC, INC.

By:	/s/ Joe B. Pike

Name: Joe B. Pike
Title : Chairman of the Board / CEO

By:	/s/ Joseph Eric Pike

Name: Joseph Eric Pike
Title: President

PIKE EQUIPMENT AND SUPPLY COMPANY

By:	/s/ Joe B. Pike

Name: Joe B. Pike
Title : Chairman of the Board / CEO

PIKE MERGER SUB, INC.

By:	/s/ Joseph Eric Pike

Name: Joseph Eric Pike
Title: President

JOE B. PIKE

By:	/s/ Joe B. Pike

JOSEPH ERIC PIKE

By:	/s/ Joseph Eric Pike

SUSAN MARGARET PIKE

By:	/s/ Susan Margaret Pike

ANNE A. PIKE

By:	/s/ Anne A. Pike

JOE B. & ANNE A. PIKE GENERATION SKIPPING TRUST DATED 2/7/94

By:	/s/ Joseph Eric Pike

Name: Joseph Eric Pike
Title: Trustee

By:	/s/ Susan Margaret Pike

Name: Susan Margaret Pike
Title: Trustee

ANNE A. PIKE ANNUITY TRUST OF 06/29/01

By:	/s/ Anne A. Pike

Name: Anne A. Pike
Title: Trustee

JOE B. PIKE ANNUITY TRUST OF 06/29/01

By:	/s/ Joe B. Pike

Name: Joe B. Pike
Title: Trustee

IRREVOCABLE T/A WITH JOE B. PIKE F/B/O JOSEPH ERIC PIKE

By:	/s/ Reginald L. Banner

Name: Reginald L. Banner
Title: Trustee

IRREVOCABLE T/A WITH JOE B. PIKE F/B/O SUSAN MARGARET PIKE

By:	/s/ Reginald L. Banner

Name: Reginald L. Banner
Title: Trustee

DONALD B. ANDERSON

By:	/s/ Donald B. Anderson

REGINALD L. BANNER

By:	/s/ Reginald L. Banner

JAMES T. BENFIELD

By:	/s/ James T. Benfield

ZACK W. BLACKMON, JR.

By:	/s/ Zack W. Blackmon, Jr.

JERRY E. BOATRIGHT

By:	/s/ Jerry E. Boatright

JEFFERY L. COLLINS

By:	/s/ Jeffery L. Collins

MICHAEL L. HEATH

By:	/s/ Michael L. Heath

JOHN H. MERRITT

By:	/s/ John H. Merritt

JONATHAN H. MULLINS

By:	/s/ Jonathan H. Mullins

ROBERT B. RATLIFF, JR.

By:	/s/ Robert B. Ratliff, Jr.

AUDIE G. SIMMONS

By:	/s/ Audie G. Simmons

KELLY G. SURRATT

By:	/s/ Kelly G. Surratt

PIKE ELECTRIC, INC. PROFIT SHARING AND 401(K) PLAN

By:	/s/ Joe B. Pike

Name: Joe B. Pike
Title: Trustee

OPAL F. PIKE

By:	/s/ Opal F. Pike

TRUST F/B/O OPAL F. PIKE

By:	/s/ Emmett Forrest

Name: Emmett Forrest
Title: Trustee

BELINDA PIKE

By:	/s/ Belinda Pike

TRUST F/B/O BENJAMIN CHALMERS PIKE UNDER UNIFORM NORTH CAROLINA TRANSFER ACT

By:	/s/ Joseph Eric Pike

Name: Joseph Eric Pike
Title: Custodian

TRUST F/B/O WILLIAM NICHOLAS PIKE UNDER UNIFORM NORTH CAROLINA TRANSFER ACT

By:	/s/ Joseph Eric Pike

Name: Joseph Eric Pike
Title: Custodian